Exhibit 107
Calculation of Filing Fee Tables
Form F-3
(Form Type)
Jumia Technologies AG
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offer Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, no par value(1)	457(a)	40,455,472 (2)	$1.92(3)	$77,674,506.24(3)	$110.20 per million	$8,559.73
	Total Offering Amounts							$8,559.73
	Total Fees Previously Paid							–
	Total Fee Offsets(4)							$8,559.73
	Net Fee Due							$0.00
(1)    American Depositary Shares (“ADS”) evidenced by American Depositary Receipts (“ADRs”) issuable upon deposit of ordinary shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-230534).
(2)    Pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares being registered hereunder include such indeterminate number of additional ordinary shares as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the shares being registered hereunder.
(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per unit and maximum aggregate offering price are calculated on the basis of $3.83, the average of the high and low sale price of ADSs of the registrant on the New York Stock Exchange on August 11, 2023, which is within five business days prior to the filing of this registration statement, divided by two, the then ordinary share-to-ADS ratio.
(4)    See table titled “Fee Offset Claims and Sources.”
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Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Jumia Technologies AG	F-3	333-240016	July 22, 2020	N/A	$8,559.73	Equity	Ordinary shares, no par value(1)	(2)	$65,945,531.59
Fee Offset Sources	Jumia Technologies AG	F-3	333-240016		July 22, 2020						$8,559.73
(1)    ADS evidenced by ADRs issuable upon deposit of ordinary shares have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-230534).
(2)    The registrant previously filed a registration statement on Form F-3 (File No. 333-240016), initially filed on July 22, 2020 and declared effective on July 30, 2020 (“Prior Registration Statement”), which registered (i) 36,000,000 ordinary shares, with no par value for issuance by the registrant in connection with the exercise or conversion of certain of its securities (the “Primary Shares”) for a proposed maximum aggregate offering price of $154,440,000.00 and (ii) and 29,702,544 ordinary shares, with no par value for resale by the applicable selling shareholder (the “Secondary Shares”) for a proposed maximum aggregate offering price of $127,423,913.76. The Prior Registration Statement was not fully used and 29,702,544 Secondary Shares were not sold, resulting in unsold aggregate offering amounts of $127,423,913.76. This unused amount results in an available fee offset of $16,539.62 (calculated at the fee rate in effect on the filing date of the Prior Registration Statement), representing approximately 45.2% of the registration fees on the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $8,559.73 of the fees associated with this registration statement from the filing fee previously paid by the registrant associated with the unsold securities. Accordingly, no additional registration fee is due to be paid at this time. The registrant has terminated any offerings that included the unsold securities under the Prior Registration Statement.
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